Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eventbrite, Inc. of our report dated June 15, 2018 relating to the financial statements and financial statement schedule, which appears in Eventbrite Inc.’s Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-226978).

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 19, 2018